Exhibit 99.1

C-COR REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER

AND FISCAL YEAR 2003

Fourth Quarter Results Reflect the Effect of Cost Reduction Initiatives

State College, PA (August 21, 2003) – C-COR.net Corp. (Nasdaq: CCBL), a global provider of broadband communications products, software systems, and services, today reported its financial results for the fourth quarter and fiscal year 2003, ended June 27, 2003. Management will discuss C-COR’s financial results on a conference call today at 9:45 AM (ET). For information on how to access the conference call, refer to C-COR’s news release dated July 30, 2003 (posted on the C-COR web site at www.c-cor.net), or contact Investor Relations at 814-231-4438.

Net sales for the fourth quarter of fiscal year 2003 were $52.0 million compared to $69.2 million for the same period last year, and $50.1 million in the third quarter of fiscal year 2003. Net sales for the entire fiscal year 2003 were $200.7 million compared to $265.7 million in fiscal year 2002. Bookings in the fourth quarter of 2003 were $48.1 million for a book-to-bill ratio of .93.

The Company recorded a net loss of $13.3 million for the fourth quarter of fiscal year 2003 compared to a net loss of $37.2 million for the same period last year. The net loss on a per share basis for the fourth quarter of fiscal year 2003 was $.37, compared to a net loss per share of $1.02 for the same period last year. For the entire fiscal year 2003, the Company recorded a net loss of $139.9 million or $3.85 per share compared to a net loss of $41.9 million or $1.24 per share in fiscal year 2002.

The fiscal year 2003 fourth quarter loss includes the following special items:

•	An adjustment (increase) of $6.0 million to the goodwill impairment charge recorded in the previous quarter.

•	Tax expense of $4.6 million related to purchase accounting adjustments.

In the third quarter of fiscal year 2003, the Company recorded a goodwill impairment charge of $40.0 million that was calculated, in part, using internal estimates of the value of intangible assets other than goodwill. The additional goodwill impairment charge recorded in the fourth quarter is based on a third party appraisal of those assets.

$4.6 million of the tax expense recorded in the quarter relates to final purchase accounting adjustments for the Philips Broadband Networks acquisition that resulted in additional deferred tax assets as of the acquisition date. A full valuation allowance has been established for these deferred tax assets in the fourth quarter, resulting in a tax expense of $4.6 million being recorded.

On a pro forma basis, the Company’s operating expenses for the fourth quarter of fiscal year 2003 were $17.0 million, compared to $17.3 million for the same period a year ago before the acquisition of Philips Broadband Networks and compared to $21.6 million in the third quarter of fiscal year 2003. The 21% sequential decline in operating expenses for the fourth quarter compared to the third quarter of fiscal year 2003 is principally the result of the restructuring and cost reduction initiatives previously disclosed.

On a pro forma basis, the Company recorded a loss of $3.2 million for the fourth quarter of fiscal year 2003, compared to net income of $3.5 million for the same period last year. The net loss per share on a pro forma basis for the fourth quarter of fiscal year 2003 was $.09, compared to pro forma earnings of $.09 per diluted share for the same period last year. On a pro forma basis, the Company’s loss for fiscal year 2003 was $.74 per share compared to pro forma earnings of $.12 per diluted share in fiscal year 2002. The pro forma results exclude the aforementioned special items. A complete reconciliation of the net loss reported on a GAAP (generally accepted accounting principles) basis with the net income (loss) reported on a pro forma basis is provided in the attached tables.

For the first quarter of fiscal year 2004, ending September 26, 2003, the Company anticipates net sales of between $52 and $54 million and a loss per share of between $.05 and $.09. As previously reported, after fiscal year 2003 the Company will no longer include pro forma results in its earnings releases. The Company will continue to identify and communicate the effect of significant accounting transactions so that investors can better evaluate the Company’s financial results.

About C-COR

C-COR is a leading provider of premium quality, globally-oriented fiber optic, digital video transport, and RF telecommunication products; network and resource management software solutions; and high-end technical field services—all enabling cost-effective delivery of voice, video, and high-speed data over advanced HFC (Hybrid Fiber Coax) broadband networks. Headquartered in the U.S. with facilities worldwide, C-COR’s mission is to provide our customers with second-to-none network integrity throughout the full network life cycle. During 2003, C-COR will be celebrating its 50th anniversary with activities focused on linking its rich tradition of innovation, entrepreneurship, leadership, and commitment to the cable industry with its vision for the future. C-COR’s common stock is listed on the Nasdaq National Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index.

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of uncertainties, many of which the Company is not aware. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, and the Company’s ability to integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

C-COR.net Corp.

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirteen Weeks Ended
	June 27, 2003	June 28, 2002
Net sales	$51,953	$69,225
Cost of sales	36,605	47,901

Gross margin	15,348	21,324
Operating expenses:
Selling and administrative	11,018	56,104
Research and product development	5,561	6,241
Amortization of goodwill and other intangibles	550	2,619
Acquired in-process technology charge	0	870
Goodwill impairment charge	6,029	13,642
Restructuring costs	229	1,989

Total operating expenses	23,387	81,465
Loss from operations	(8,039)	(60,141)
Interest expense	(67)	(37)
Investment income	172	429
Foreign exchange gain	389	617
Other income, net	365	40

Loss before income taxes	(7,180)	(59,092)
Income tax expense (benefit)	6,160	(21,933)

Net loss	$(13,340)	$(37,159)

Net loss per share:
Basic	$(0.37)	$(1.02)
Diluted	$(0.37)	$(1.02)
Weighted average common shares and common share equivalents
Basic	36,457	36,261
Diluted	36,457	36,261

C-COR.net Corp.

Condensed Consolidated Statements of Operations

(in thousands except per share amounts)

	Fifty-Two Weeks Ended
	June 27, 2003	June 28, 2002
Net sales	$200,662	$265,651
Cost of sales	168,724	187,534

Gross margin	31,938	78,117
Operating expenses:
Selling and administrative	49,015	93,255
Research and product development	27,007	27,089
Amortization of goodwill and other intangibles	1,961	8,340
Acquired in-process technology charge	800	870
Goodwill impairment charge	46,051	13,642
Restructuring costs	627	2,660

Total operating expenses	125,461	145,856
Loss from operations	(93,523)	(67,739)
Interest expense	(317)	(146)
Investment income	999	1,750
Foreign exchange gain (loss)	(803)	2,535
Other income (expense), net	905	(1,476)

Loss before income taxes	(92,739)	(65,076)
Income tax expense (benefit)	47,208	(23,152)

Net loss	$(139,947)	$(41,924)

Net loss per share:
Basic	$(3.85)	$(1.24)
Diluted	$(3.85)	$(1.24)
Weighted average common shares and common share equivalents
Basic	36,384	33,710
Diluted	36,384	33,710

C-COR.net Corp.

Pro Forma Condensed Consolidated Statements of Operations*

(unaudited, in thousands except per share amounts)

	Thirteen Weeks Ended
	June 27, 2003	June 28, 2002
Net sales	$51,953	$69,225
Cost of sales	37,436	47,182

Gross margin	14,517	22,043
Operating expenses:
Selling and administrative	11,487	11,076
Research and product development	5,561	6,2’41

Total operating expenses	17,048	17,317
Income (loss) from operations	(2,531)	4,726
Interest expense	(67)	(37)
Investment income	172	429
Foreign exchange gain (loss)	389	(377)
Other income, net	365	40

Income (loss) before income taxes	(1,672)	4,781
Income tax expense	1,531	1,267

Net income (loss)	$(3,203)	$3,514

Net income (loss) per share:
Basic	$(0.09)	$0.10
Diluted	$(0.09)	$0.09
Weighted average common shares and common share equivalents
Basic	36,457	36,261
Diluted	36,457	37,527

*       The above pro forma condensed consolidated statements of operations have been adjusted to exclude the following special items and reconcile to generally accepted accounting principles (GAAP) net loss as follows:

Net loss per GAAP	$(13,340)	$(37,159)
Pro forma adjustments:
Amortization of goodwill and other intangibles	550	2,619
Restructuring costs	229	1,989
Excess and obsolete inventory charge	590	0
Warranty settlements	(1,421)	0
Recovery of accounts receivable	(469)	0
Acquired in-process technology charge	0	870
Other purchase accounting adjustments	0	1,427
Goodwill and other intangible assets impairment charge	6,029	13,642
Fair value adjustment of foreign exchange contract	0	(1,612)
Write-off of specific accounts receivable	0	44,938
Valuation allowance related to net deferred tax assets	4,629	0
Adjustment for income taxes	0	(23,200)

Pro forma net income (loss)	$(3,203)	$3,514

We provide pro forma financial information to help the reader better understand our operating results. This information is not in accordance with, or an alternative for, GAAP and may be different from the pro forma information provided by other companies.

C-COR.net Corp.

Pro Forma Condensed Consolidated Statements of Operations*

(unaudited, in thousands except per share amounts)

	Fifty-Two Weeks Ended
	June 27, 2003	June 28, 2002
Net sales	$200,662	$265,651
Cost of sales	150,520	186,815

Gross margin	50,142	78,836
Operating expenses:
Selling and administrative	50,423	45,578
Research and product development	27,007	27,089

Total operating expenses	77,430	72,667
Income (loss) from operations	(27,288)	6,169
Interest expense	(118)	(146)
Investment income	999	1,750
Foreign exchange loss	(803)	(523)
Other income (expense), net	1,717	(176)

Income (loss) before income taxes	(25,493)	7,074
Income tax expense	1,531	2,932

Net income (loss)	$(27,024)	$4,142

Net income (loss) per share:
Basic	$(0.74)	$0.12
Diluted	$(0.74)	$0.12
Weighted average common shares and common share equivalents
Basic	36,384	33,710
Diluted	36,384	35,497

*	The above pro forma condensed consolidated statements of operations have been adjusted to exclude the following special items and reconcile to generally accepted accounting principles (GAAP) net loss as follows:

Net loss per GAAP	$(139,947)	$(41,924)
Pro forma adjustments:
Amortization of goodwill and other intangibles	1,961	8,340
Restructuring costs	627	2,660
Excess and obsolete inventory charge	19,625	0
Warranty settlements	(1,421)	0
Recovery of accounts receivable	(1,408)	0
Impairment of (recovery on) note receivable	(800)	1,300
Acquired in-process technology charge	800	870
Other purchase accounting adjustments	199	2,012
Goodwill and other intangible assets impairment charge	46,051	13,642
Fair value adjustment of foreign exchange contract	1,612	(1,612)
Write-off of specific accounts receivable	0	44,938
Valuation allowance related to net deferred tax assets	45,677	0
Adjustment for income taxes	0	(26,084)

Pro forma net income (loss)	$(27,024)	$4,142

We provide pro forma financial information to help the reader better understand our operating results. This information is not in accordance with, or an alternative for, GAPP and may be different from the pro information provided by other companies.

C-COR.net Corp.

Consolidated Balance Sheets

(in thousands of dollars)

	June 27, 2003	June 28, 2002
ASSETS
Current assets
Cash and cash equivalents	$24,909	$111,858
Accounts and notes receivables, net	35,750	27,582
Inventories	30,438	39,084
Refundable income taxes	0	10,425
Deferred taxes	0	18,715
Other	4,762	6,020

Total current assets	95,859	213,684

Property, plant and equipment, net	24,418	24,701
Intangible assets, net	19,256	8,843
Deferred taxes	550	20,549
Other long-term assets	3,091	3,046

Total	$143,174	$270,823

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$20,299	$15,333
Accrued liabilities	38,432	32,991
Current portion of long-term debt	175	633

Total current liabilities	58,906	48,957
Long-term debt, less current portion	952	1,263
Other long-term liabilities	2,145	2,005
Shareholders’ equity	81,171	218,598

Total	$143,174	$270,823